As filed with the Securities and Exchange Commission on October 3, 2005

Registration No. 33-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XPONENTIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2520896
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6400 Atlantic Boulevard, Suite 190, Norcross, Georgia 30071
(Address of Principal Executive Offices)

Xponential, Inc. 2005 Stock Purchase Plan
(Full title of the plan)

Dwayne A. Moyers, 6400 Atlantic Boulevard, Suite 190, Norcross, Georgia 30071
(Name and address of agent for service)

678-720-0660
(Telephone number, including area code, of agent for service)

The Commission is requested to send copies of all communications and notices to:

Margaret E. Holland
Holland, Johns, Schwartz & Penny, L.L.P.
306 West Seventh Street, Suite 500
Fort Worth, Texas 76102
817-335-1050
817-332-3140 (telecopy)
meh@hjsllp.com (e-mail)
(Counsel for the Issuer)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $0.01	250,000 shares	$2.925	$731,250	$86.07

(1)          Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers such indeterminate number of additional shares of common stock as may be issued from time to time as a result of any stock split, stock dividend, or similar transaction pursuant to the anti-dilution provisions of the 2005 Stock Purchase Plan (the “Plan”).

(2)          The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.  Our estimate is based on the average of the closing bid and asked price for our common stock as reported on the National Association of Securities Dealers Inc.’s OTC Bulletin Board on September 30, 2005 because the price at which the shares may be purchased in the future under the Plan is not currently determinable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by Xponential, Inc. (the “Company”) with the Securities and Exchange Commission under File No. 001-13919 are incorporated herein by reference:

(a)                                  Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005;

(b)                                  Current Report on Form 8-K filed September 30, 2005;

(c)                                  Proxy Statement relating to Annual Meeting of Stockholders held on November 18, 2005; and

(d)                                  The description of the Common Stock contained in the Company’s registration statement filed pursuant to Section 12 of the Exchange Act, and all amendments thereto and reports which have been filed for the purpose of updating such descriptions.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such documents with the Commission.

ITEM 4.  DESCRIPTION OF SECURITIES.

The shares being offered hereunder are registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Neither any expert named in the Registration Statement as having prepared or certified any part hereof (or as named as having prepared or certified a report or valuation for use in connection with the Registration Statement), nor any counsel for the Company named in the Prospectus as having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of such securities, was employed for such purpose on a contingent basis, or at the time of such preparation, certification or opinion or at any time thereafter through the date of effectiveness of this Registration Statement or that part of this Registration Statement to which such preparation, certification or opinion relates, had, or is to receive in connection with the Registration Statement, a substantial interest, direct or indirect, in the Company or its subsidiary or was connected with the Company or the subsidiary as a promoter, underwriter, voting trustee, director, officer or employee.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

To the full extent allowed by Delaware General Corporation Law §145, the directors and officers of the Company are to be indemnified by the Company pursuant to indemnification provisions in its Amended and Restated Certificate of Incorporation and Bylaws that provide indemnification for liabilities in connection with their duties as directors or officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

There are no restricted securities being reoffered or resold pursuant to this Registration Statement.

ITEM 8.  EXHIBITS.

4.01                           Xponential, Inc. 2005 Stock Purchase Plan (1)

4.02                           First Amendment to Xponential, Inc. 2005 Stock Purchase Plan (2)

5.01                           Opinion and Consent of Holland, Johns, Schwartz & Penny, L.L.P. *

23.01                     Consent of Holland, Johns, Schwartz & Penny, L.L.P. (contained in the Opinion filed as Exhibit 5 to this Registration Statement) *

23.02                     Consent of Grant Thornton LLP, independent certified public accountants *

24.01                     Power of attorney **

*                                         Filed herewith.

**                                  Included on the Signature Page.

(1)                                  Filed as an exhibit to the registrant’s Current Report on Form 8-K dated April 29, 2005, filed on May 15, 2005 (File No. 001-13919).

(2)                                  Filed as an exhibit to the registrant’s Definitive Proxy Statement dated September 30, 2005, filed October 3, 2005 (File No. 001-13919).

ITEM 9.  UNDERTAKINGS.

(a)                                  The Company hereby undertakes to:

(1)                                  File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution;

(2)                                  For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

(3)                                  File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas on October 3, 2005.

XPONENTIAL, INC.
(Registrant)

By:	/s/ Dwayne A. Moyers
Dwayne A. Moyers,
Chief Executive Officer

POWER OF ATTORNEY

Know All Men By These Presents:

That each of the undersigned officers and directors of Xponential, Inc., a Delaware corporation, constitutes and appoints Dwayne A. Moyers and Robert W. Schleizer, and each of them, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Dwayne A. Moyers	Chairman of the Board, Chief	October 3, 2005
Dwayne A. Moyers	Executive Officer, Vice President and Director (Principal Executive Officer)

/s/ Robert W. Schleizer	Executive Vice President, Chief	October 3, 2005
Robert W. Schleizer	Financial Officer, Treasurer, Secretary and Director (Principal Financial and Accounting Officer)

SIGNATURE	TITLE	DATE

/s/ Jeffrey A. Cummer	Vice President and Director	October 3, 2005
Jeffrey A. Cummer

/s/ Carroll Dawson	Director	October 3, 2005
Carroll Dawson

/s/ James R. Richards	Director	October 3, 2005
James R. Richards

/s/ J. Robert Collins	Director	October 3, 2005
J. Robert Collins

/s/ John H. Wilson	Director	October 3, 2005
John H. Wilson

INDEX TO EXHIBITS

Exhibit Number	Exhibit

5.01	Opinion and Consent of Holland, Johns, Schwartz & Penny, L.L.P.

23.01	Consent of Holland, Johns, Schwartz & Penny, L.L.P. (contained in the Opinion filed as Exhibit 5 to this Registration Statement)

23.02	Consent of Grant Thornton LLP, independent certified public accountants

24.01	Power of Attorney (Included on the Signature Page)